SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 30, 2005

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-33393 (COMMISSION FILE NUMBER)	94-3306718 (I.R.S. EMPLOYER IDENTIFICATION NO.)
22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
ITEM 7.01 Regulation FD Disclosure.
SIGNATURE

ITEM 1.01 Entry Into a Material Definitive Agreement.
     Northwest Biotherapeutics, Inc. (the “Company”) announced today that, on December 30, 2005, it received a $250,000 loan from Toucan Partners, L.L.C. (“Toucan Partners”). The loan accrues interest at 10% per year and matures on December 30, 2006. The Company believes that the additional $250,000 received from Toucan Partners on December 30, 2005 should be sufficient to cover short-term payables through January 2006.
     To date, the Company has issued two promissory notes to Toucan Partners pursuant to which Toucan Partners has loaned the Company an aggregate of $650,000. In connection with the issuance of a promissory note on November 14, 2005 to Toucan Partners, the Company has issued and Toucan Partners has received a warrant that is currently exercisable for an aggregate of up to 4.0 million shares of the Company’s capital stock.
     From February 2, 2004 through the twelve months ended December 30, 2005, the Company has undergone a significant recapitalization pursuant to which Toucan Capital Fund II, L.P., or Toucan Capital, and its affiliate Toucan Partners, L.L.C., has loaned the Company $7.4 million. On January 26, 2005, the Company entered into a securities purchase agreement with Toucan Capital pursuant to which they purchased 32.5 million shares of its newly designated series A preferred stock at a purchase price of $0.04 per share, for a net purchase price of $1.276 million, net of issue related costs of approximately $24,000. These funds have enabled the Company to continue to operate, although at a very minimal level of activity, while attempting to raise additional capital.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information contained under Item 1.01 of this report is incorporated by reference herein.
ITEM 7.01 Regulation FD Disclosure.
     The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     On December 30, 2005, the Supreme Court of the state of New York ordered that the August 29, 2005 motion by Soma Partners, L.L.C. to vacate the May 24, 2005 award in favor of the Company was denied and their petition was dismissed.
     On August 29, 2005, Soma Partners, L.L.C. had filed a notice of petition to vacate the arbitration award with the supreme court of the state of New York requesting that the May 24, 2005 findings of the arbitrator in favor of the Company be vacated. See page 25 of the Company’s Form 10-Q for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on August 15, 2005, for a more detailed description of the original matter.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
By	/s/ Alton Boynton
Alton L. Boynton
President